                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              INSIGHT ENTERPRISES, INC.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:


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     2)  Aggregate number of securities to which transaction applies:


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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


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     4)  Proposed maximum aggregate value of transaction:


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     5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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                            INSIGHT ENTERPRISES, INC.

                             6820 SOUTH HARL AVENUE
                              TEMPE, ARIZONA 85283


                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1999

TO OUR STOCKHOLDERS:

     The 1999 Annual Meeting of Stockholders of Insight Enterprises, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 13, 1999, at 3:00 p.m. local time, at the Company's corporate headquarters, 6820 South Harl Avenue, Tempe, Arizona 85283, for the following purposes:

         (1) To elect two Class II Directors to serve until the 2002 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

         (2) To approve amendments to the Company's Amended and Restated Certificate of Incorporation to increase the total authorized number of shares of Common Stock, $.01 par value per share, from 30,000,000 to 100,000,000 and of Preferred Stock, $.01 par value per share, from 3,000,000 to 10,000,000;

         (3) To approve amendments to the Insight Enterprises, Inc. 1998 Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder to 3,214,125 and to make certain other amendments; and

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Management is presently aware of no other business to come before the Annual Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on March 17, 1999 to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1998 Annual Report to Stockholders, which includes audited financial statements, is enclosed.

     All stockholders are cordially invited to attend the Annual Meeting.

                                              By order of the Board of Directors

                                              /s/ Stanley Laybourne

Tempe, Arizona                                Stanley Laybourne
March 31, 1999                                Secretary, Treasurer
                                              and Chief Financial Officer

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                            INSIGHT ENTERPRISES, INC.

                             6820 SOUTH HARL AVENUE
                              TEMPE, ARIZONA 85283


                                 PROXY STATEMENT

                       1999 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1999



                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished to the stockholders of record of Insight Enterprises, Inc. (the "Company") in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 13, 1999, at 3:00 p.m. local time, at the Company's corporate headquarters, 6820 South Harl Avenue, Tempe, Arizona 85283, and at any and all adjournments or postponements thereof. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The proxy materials will be mailed on or about April 20, 1999, to stockholders of record at the close of business on March 17, 1999 (the "Record Date").

     When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

     A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company at 6820 South Harl Avenue, Tempe, Arizona 85283 prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

                          VOTING SECURITIES OUTSTANDING

     Only holders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding 25,533,064 shares of the Company's Common Stock. Each holder of Common Stock is entitled to one vote on each proposal that comes before the Annual Meeting, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of outstanding Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the transaction of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions, are counted as present or represented for purposes of determining both (i) the presence or absence of a quorum for the Annual Meeting and (ii) the total number of shares entitled to vote. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker or other nominee lacks discretionary authority.

     All shares represented by valid proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. Any proxy on which no direction is indicated, will be voted FOR Proposals 1, 2 and 3. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters.

                                  STOCK SPLITS

     On January 6, 1999, the Company's Board of Directors approved a 3-for-2 stock split effected in the form of a stock dividend and payable on February 18, 1999 to the stockholders of record at the close of business on January 25, 1999. Additionally, 3-for-2 stock splits were effected in the form of stock dividends on September 8, 1998 and September 17, 1997. All share amounts, share prices and related figures are restated in this Proxy Statement to reflect these 3-for-2 stock splits.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of five members divided into three classes, with the directors in each class serving for a term of three years. The present terms of Larry A. Gunning and Robertson C. Jones, who are Class II incumbent directors, will expire at the Annual Meeting. The Board of Directors has nominated Messrs. Gunning and Jones for re-election as directors of the Company and, unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Messrs. Gunning and Jones as directors of the Company.

     If any nominee of the Company is unable or declines to serve as a director or if a vacancy should occur before election (which events are not anticipated), the proxies will be voted for the election of such other person or persons nominated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

REQUIRED VOTE

     Directors are elected by a plurality of the shares represented at the meeting, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR the nominees or WITHHELD. In addition, a stockholder may indicate that he or she is voting FOR the nominees except for any nominee(s) specified in writing on the proxy card. The two nominees who receive the greatest number of votes cast FOR the election of such nominees shall be elected as directors. As a result, any vote other than a vote FOR the nominee will have the practical effect of voting AGAINST the nominee. An abstention will have the same effect as voting WITHHELD for election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

     Information concerning the director nominees is set forth below.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.

             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     The names of the Company's directors and executive officers, and certain information about them, are set forth below.


NAME                                     AGE               POSITION

Eric J. Crown (1)                        37                Chief Executive Officer and Chairman of the Board of
                                                           the Company (Term expires in 2001)

Timothy A. Crown (1)                     35                President and Director of the Company (Term expires
                                                           in 2000)

Stanley Laybourne (1)                    50                Chief Financial Officer, Secretary, Treasurer and
                                                           Director of the Company (Term expires in 2000)

Larry A. Gunning (2)                     55                Director of the Company (Term expires in 1999)

Robertson C. Jones (2)                   54                Director of the Company (Term expires in 1999)

Michael A. Gumbert                       40                Chief Operating Officer of Insight Direct USA, Inc.,
                                                           a subsidiary of the Company

Branson M. Smith                         43                Chief Operating Officer of Direct Alliance
                                                           Corporation, a subsidiary of the Company

Robert J. Armao                          35                Executive Vice President of the Company


Dennis A. Faggioni                       50                Chief Information Officer of the Company


(1)      Member of Executive Committee of the Board of Directors.

(2)      Member of Audit and Compensation Committees of the Board of Directors.

     Eric J. Crown. Mr. Crown has been the Chief Executive Officer and Chairman of the Board of the Company since 1994, has held various officer and director positions with the predecessor corporations since 1988, and is one of the Company's founders. In 1984, he received a Bachelor of Science degree in Business Computer Information Systems from Arizona State University. From 1983 to 1988, Mr. Crown operated an independent computer and business consulting firm. Eric J. Crown is the brother of Timothy A. Crown.

     Timothy A. Crown. Mr. Crown has been a director of the Company since 1994. Mr. Crown has been employed by the Company or one of its predecessors since 1988 and has been President since 1989. He received a Bachelor of Science degree in Business and Computer Science from the University of Kansas in 1986. From 1986 to 1987, Mr. Crown was employed by NCR Corporation as an Administrative Analyst. From 1987 to 1988, Mr. Crown partnered with Eric Crown in operating an independent computer consulting and sales company. Timothy A. Crown is the brother of Eric J. Crown.

     Stanley Laybourne. Mr. Laybourne has been a director of the Company since 1994. Mr. Laybourne became the Chief Financial Officer and Treasurer in April 1991. In November 1994, he became Secretary of the Company. Mr. Laybourne received a Bachelor of Science degree in Accounting from The Ohio State University in 1971, with a Masters in Business Administration degree from Arizona State University in 1972. From 1972 to 1985, he was employed by Touche, Ross & Co., a predecessor to Deloitte & Touche, where he was an audit partner from 1983 to 1985. From 1985 to 1989, Mr. Laybourne was President and Chief Executive Officer of The Scottscom Group, a financial services company. From 1989 to 1990, Mr. Laybourne was Executive Vice President of Ovation Broadcasting Company, a company which operated commercial radio broadcast properties. Mr. Laybourne is the Chief Financial Officer of the Arizona Sports Foundation, d/b/a Fiesta Bowl, Fiesta Events, Inc. and the Tucson Bowl Foundation d/b/a Insight.com Bowl and is a member of the City of Scottsdale Citizens' Bond Review Commission. Mr. Laybourne is a Certified Public Accountant.

     Larry A. Gunning. Mr. Gunning has been a director of the Company since January 1995. He has been President and Director of Pasco Petroleum Corp., a petroleum marketing company, since 1988. Mr. Gunning received a Bachelor of Science degree in Business Management from Arizona State University in 1966. Mr. Gunning is a member of the Arizona State University College of Business Dean's Council of 100 and a director of several nonprofit organizations.

     Robertson C. Jones. Mr. Jones has been a director of the Company since January 1995. Mr. Jones was Vice President and General Counsel of Del Webb Corporation, a developer of master-planned residential communities, since January 1992 and was named Senior Vice President in May 1998. Mr. Jones received his Bachelor of Arts degree from Williams College in 1966, his Masters in Business Administration degree from Oklahoma City University in 1969 and his Juris Doctor degree from University of California, Hastings College of Law, in 1977. Mr. Jones is a director of several nonprofit organizations, including the Arizona Chamber of Commerce.

     Michael A. Gumbert. Mr. Gumbert was hired in July 1996 as Chief Operating Officer of Insight Direct USA, Inc., a subsidiary of the Company. From 1983 through 1990, Mr. Gumbert held various positions within MicroAmerica, Inc., a value added computer distributor. In 1990, MicroAmerica, Inc. was acquired by Merisel, Inc., a distributor of computers, software and peripherals. From 1990 through June 1995, Mr. Gumbert held several positions with Merisel, Inc., including Senior Vice President, Sales and Operation from April 1992 to June 1995. From August 1995 to June 1996, Mr. Gumbert was Senior Vice President, General Manager of Tandy Corporation, a consumer electronic retailer. Mr. Gumbert received a Bachelor of Business Administration in Marketing from North Texas State University.

     Branson M. Smith. Mr. Smith was employed by Insight Direct USA, Inc., a subsidiary of the Company, from March 1992 to September 1996, serving as its Vice President of Distribution and Senior Vice President of Fulfillment Services. In September 1996, Mr. Smith was promoted to Chief Operating Officer of Direct Alliance Corporation, a subsidiary of the Company. From December 1987 to May 1991, Mr. Smith was a Division Manager of Shape West, a computer disk manufacturer. From May 1991 to March 1992, Mr. Smith was a principal in Southwest Automation, an industrial operations consulting firm. Mr. Smith received a Bachelor of Science degree in Business Administration from the University of Arizona.

     Robert J. Armao. Mr. Armao was hired in October 1998 as Executive Vice President of Insight Enterprises, Inc. with responsibility for the Company's overseas operations. From 1990 through 1996, Mr. Armao held various positions within Intel Corporation including a business management role in their OEM motherboard and systems operations, as well as the position of Business Development Manager responsible for external investments and technology licensing. From 1996 through 1998, Mr. Armao was Vice President of Business Operations at NEC Corporation in their PC hardware division. Mr. Armao received a Bachelor of Science degree in Finance from Bentley College and a Masters degree in Business Administration from Purdue University.

     Dennis A. Faggioni. Mr. Faggioni was hired in March 1998 as Chief Information Officer of the Company. From 1996 to 1998, Mr. Faggioni held the position of Vice President Information Systems with DSC Communications, a global communications equipment developer and manufacturer. From 1993 to 1996, Mr. Faggioni worked at Hogan Systems, an international financial software provider. During that time his responsibilities included information systems, worldwide customer support and maintenance, ending his employment there as Vice President and General Manager of the client-server product group. Mr. Faggioni received his Bachelor of Science degree from San Jose State University.

                    MEETINGS OF THE BOARD AND ITS COMMITTEES

     The Board of Directors held a total of three meetings during the year ended December 31, 1998. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service. The Board presently has an Executive Committee, an Audit Committee and a Compensation Committee.

     The Executive Committee currently consists of Eric J. Crown, Timothy A. Crown and Stanley Laybourne. The Executive Committee is empowered to act on Board matters that arise between meetings of the full Board of Directors.

     The Audit Committee currently consists of Larry A. Gunning and Robertson C. Jones and met three times in 1998. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee currently consists of Messrs. Gunning and Jones and met one time in 1998. The Compensation Committee administers salaries and benefit programs designed for senior management, officers and directors and the Company's Stock Option Plans with a view to insure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

     The Company does not have a nominating committee or a committee performing the functions of a nominating committee. Nominations of persons to be directors are considered by the full Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("nonemployee directors") receive a retainer of $2,000 per quarter, $500 per Board meeting attended, $300 per committee meeting attended, reimbursement of reasonable expenses and certain formula-based stock option awards as described below. Directors who are employees of the Company do not receive compensation for their service as directors. Nonemployee directors are eligible to receive nonqualified stock options only pursuant to a formula grant provision of the Option Plans. The formula provided for an initial grant of options for 8,437 shares to each nonemployee director on the closing date of the Company's initial public offering. Commencing with the 1996 Annual Meeting of Stockholders, nonemployee directors started receiving options for 5,062 shares each time they were elected for a three-year term on the Board. Nonemployee directors initially elected to the Board between annual meetings will receive options for 1,687 shares multiplied by the number of full and partial years of their initial terms. Additionally, the nonemployee directors received options for 10,125 shares during 1996. This additional grant was based on a compensation comparison to the Company's competitors for nonemployee directors which was prepared by an independent company. Options granted under the formula provision of the Option Plan are exercisable for 10 years at the fair market value of the stock on the date of grant and vest over a three year period, subject to continued Board service.

                             EXECUTIVE COMPENSATION

     The following table sets forth for each of the last three years the total compensation awarded to, earned by or paid to (i) the Company's Chief Executive Officer and (ii) its four other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities.

SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM COMPENSATION
                                                     ANNUAL COMPENSATION                             AWARDS
                                          --------------------------------------  ---------------------------------
                                                                       OTHER
                                                                      ANNUAL        RESTRICTED       SECURITIES    ALL OTHER
NAME AND PRINCIPAL POSITION                                           COMPEN-         STOCK          UNDERLYING      COMPEN-
                                 YEAR      SALARY        BONUS      SATION($)(1)    AWARDS($)(2)     OPTIONS(#)    SATION($)(3)
-----------------------------    -------  -----------  -----------   -----------  --------------     ----------   ------------

Eric J. Crown                    1998     $250,000     $111,879          --          $456,845         168,750       $ 2,279
  Chief Executive Officer        1997     $237,500(4)  $195,042          --                 -         151,872       $ 1,542
                                 1996     $225,000(4)         0          --                 -               0       $ 2,876

Timothy A. Crown                 1998     $250,000     $111,879          --          $456,845         168,750       $ 1,732
  President                      1997     $237,500(4)  $195,042          --                 -         151,872       $ 1,396
                                 1996     $225,000(4)         0          --                 -               0       $ 2,876

Stanley Laybourne                1998     $190,000     $ 22,391          --           $91,392          90,000       $ 1,851
  Chief Financial Officer,       1997     $170,000     $ 85,342          --                 -          50,622       $ 2,916
  Secretary and Treasurer        1996     $150,000     $  5,182          --                 -         168,750       $ 2,716

Michael A. Gumbert (5)           1998     $215,000     $ 52,980          --           $70,875          90,000       $ 3,363
  Chief Operating Officer        1997     $192,500     $110,967          --                 -          67,497       $ 3,195
  of Insight Direct USA, Inc.    1996     $ 87,500     $ 42,859                             -         202,500       $   457

Branson M. Smith                 1998     $155,000     $ 20,922          --           $31,988          56,250       $ 1,737
  Chief Operating Officer        1997     $146,000     $ 36,118          --                 -          67,500       $ 1,620
  of Direct Alliance             1996     $128,000     $  9,478          --                 -          67,500       $ 1,476
  Corporation

----------
(1) The cost of certain perquisites and other personal benefits are not included because they did not exceed, in the case of any executive officer, the lesser of $50,000 or 10% of the total of the annual salary and bonus for such executive.

(2) Represents value based upon the number of shares awarded multiplied by the closing price on the date of grant as reported on the Nasdaq National Market. The value of the 19,218, 19,218, 3,844, 2,674, and 1,377 shares of restricted stock granted in 1998 to Messrs. Crown, Crown, Laybourne, Gumbert and Smith, respectively (calculated as described in the preceding sentence) was $651,817, $651,817, $130,377, $90,694, and $46,704 as of
      December 31, 1998. Recipients of restricted stock are entitled to receive any dividends declared on the Company's Common Stock, regardless of whether such shares have vested. The restricted stock vests quarterly over a period of three years from the date of grant.

(3) Represents payments for disability insurance premiums and 401(k) contributions made by the Company to the account of the executive officers in the following amounts, respectively: $1,060 and $1,219 in 1998, $1,060 and $482 in 1997, and $853 and $2,023 in 1996 for Eric J. Crown; $1,060
      and $672 in 1998, $914 and $482 in 1997, and $853 and $2,023 in 1996 for
      Timothy A. Crown; $885 and $966 in 1998, $885 and $2,031 in 1997, and $690
      and $2,026 in 1996 for Stanley Laybourne; $1,097 and $2,266 in 1998, $1,097 and $2,098 in 1997, and $457 and $0 in 1996 for Michael A. Gumbert; $784 and $953 in 1998, $783 and $837 in 1997, and $609 and $867 in 1996
      for Branson M. Smith.

(4) Effective October 1, 1994, the salaries for the Chief Executive Officer and President were each set at $225,000 until June 30, 1997. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements" below.

(5) Mr. Gumbert was hired as Chief Operating Officer of Insight Direct USA, Inc. in July 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding stock options granted during the year ended December 31, 1998 to the Named Executive Officers.

                                                           INDIVIDUAL GRANTS
                          --------------------------------------------------------------------
                                                PERCENT OF                                         POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF             TOTAL                                           ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES            OPTIONS                                          PRICE APPRECIATION FOR OPTION
                            UNDERLYING          GRANTED TO      EXERCISE OR                                   TERM (2)
                              OPTIONS          EMPLOYEES IN     BASE PRICE        EXPIRATION       -------------------------------
NAME                        GRANTED (#)(1)      FISCAL YEAR      ($/SHARE)          DATE               5%($)             10%($)
-----------------------   ----------------    --------------    ------------      ------------     -------------    --------------
Eric J. Crown                168,750               7.8%           $ 17.81          07/01/08        $ 1,889,658        $ 4,788,764

Timothy A. Crown             168,750               7.8%           $ 17.81          07/01/08        $ 1,889,658        $ 4,788,764

Stanley Laybourne             90,000               4.2%           $ 17.81          07/01/08        $ 1,007,817        $ 2,554,007

Michael A. Gumbert            90,000               4.2%           $ 17.81          07/01/08        $ 1,007,817        $ 2,554,007

Branson M. Smith              56,250               2.6%           $ 17.81          07/01/08        $   629,886        $ 1,596,255

-----------
(1) One-third of the options become exercisable on each of the first three anniversaries of the grant date.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term (10 years). The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the term of the option at the specified annual rates, and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to option exercises of and the number and value of options outstanding at December 31, 1998 held by the Named Executive Officers.

                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED                IN-THE-MONEY
                             SHARES                        OPTIONS AT FY-END (#)          OPTIONS AT FY-END ($)(1)
                          ACQUIRED ON      VALUE       -----------------------------    ---------------------------
NAME                      EXERCISE (#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                      ------------   -----------   -----------    -------------     -----------     -------------
Eric J. Crown                 45,000    $    538,318        5,624        269,998        $   141,175        $ 5,240,281
Timothy A. Crown              44,999    $    503,272        5,625        269,998        $   136,234        $ 5,240,281
Stanley Laybourne            146,368    $  2,632,182       36,372        179,998        $ 1,009,789        $ 3,988,319
Michael A. Gumbert            89,994    $  1,049,099            3        202,498        $        79        $ 4,404,787
Branson M. Smith              56,246    $    929,817            0        112,498        $         0        $ 2,429,864

-----------
(1) Value as of December 31, 1998 is based upon the closing price on that date as reported on the Nasdaq National Market minus the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-OF-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with three of its Named Executive Officers. The agreements provide for base salaries and incentive bonuses and contain non-competition and change of control provisions. The Board of Directors approved, based upon the Compensation Committee's recommendation, the base salaries and incentive bonuses for Eric J. Crown, Timothy A. Crown and Stanley Laybourne for a period of two years, effective July 1, 1997. These agreements contain provisions that constantly renew the agreement for additional two year terms.

     The base salaries for Eric J. Crown, Timothy A. Crown and Stanley Laybourne are set at $250,000, $250,000 and $190,000, respectively. Messrs. Crown, Crown and Laybourne are entitled to receive an incentive bonus, payable quarterly, for the period under their two year agreement equal to 2.5%, 2.5% and 0.5%, respectively, of the Company's net earnings (before deducting the incentive bonuses) provided that (i) the Company's net earnings exceed certain stated minimums and (ii) in no event will the incentive bonuses exceed (A) with respect to Messrs. Crown and Crown 270% of their base salaries and (B) with respect to Mr. Laybourne 70% of his base salary. These incentive bonuses have been paid in either cash or in the form of restricted stock, which vests quarterly over three years with the unvested shares being forfeited if the recipient is no longer an employee of the Company.

     The agreements for Messrs. Crown, Crown and Laybourne contain Change-of-Control (as defined) provisions and noncompete provisions that, upon a Change-of-Control, could result in payments to these individuals equal to three times their base salary and incentive bonus for the preceding four quarters (all payments are to be grossed up for the individuals' taxes) and could accelerate the vesting of all outstanding stock options and restricted stock.

     The Compensation Committee and the Chief Executive Officer utilized KPMG LLP, in 1997, to analyze and review the competitiveness of executive pay. The analysis has provided the basis for recommendations and approvals with respect to the terms and provisions included in the current executive employment agreements. The analysis provided information regarding "peer" compensation levels and long-term incentive compensation obtained from publicly held company reports and SEC filings, executive compensation surveys and other relevant sources. The Compensation Committee and the Chief Executive Officer considered all such factors in its decision to adopt the related agreements. The Compensation Committee continues to believe that the agreements provide appropriate compensation for the individuals.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is charged with:

(1) reviewing and approving the annual salary, bonus and other benefits, direct and indirect, including perquisites and personal benefits, to be paid or awarded to the Company's executive officers;

(2) reviewing and recommending to the Board of Directors new compensation and stock plans and changes to existing plans; and

(3) administering the incentive compensation plans, stock option and other stock-based plans, and other employee benefit plans of the Company and its subsidiaries.

     The Committee currently makes compensation decisions with respect to Eric
J. Crown, Timothy A. Crown and Stanley Laybourne, but not with respect to Michael A. Gumbert and Branson M. Smith. The Compensation Committee has delegated its authority to make compensation decisions to Eric J. Crown, the Company's Chief Executive Officer, with respect to Messrs. Gumbert, Smith and all others. The Committee currently is comprised of Larry A. Gunning and Robertson C. Jones, each of whom is an outside director.

     The Compensation Committee and the Chief Executive Officer utilized KPMG LLP, in 1997, to analyze and review the competitiveness of executive pay. The analysis has provided the basis for recommendations and approvals with respect to the terms and provisions included in the current executive employment agreements. The analysis provided information regarding "peer" compensation levels and long-term incentive compensation obtained from publicly held company reports and SEC Filings, executive compensation surveys and other relevant sources. The Compensation Committee and the Chief Executive Officer considered all such factors in setting executive pay.

COMPENSATION PHILOSOPHY

     The general philosophy of the Company's executive compensation program is to offer executive officers compensation that is competitive in the marketplace but also is based upon the Company's performance and/or the employee's individual contribution and performance. The Company's executive compensation policies are intended to motivate and reward executives for long-term strategic management and the enhancement of stockholder value through cash payments (salary and bonus) and equity incentives (in the form of stock options and restricted stock). The ultimate goal of the Committee in its administration of the Company's executive compensation program is to ensure that the Company attracts and retains highly qualified managers through competitive salary and benefit programs and encourages extraordinary effort on the part of management through well-designed incentive opportunities.

BASE SALARY

     Effective October 1, 1994 and in anticipation of the Company's initial public offering, each of Eric J. Crown, Chief Executive Officer, and Timothy A. Crown, President, entered into an employment agreement with the Company that provided for, among other things, an annual base salary of $225,000 until June 30, 1997. These employment agreements terminated according to their terms on June 30, 1997. As described under "Employment Contracts, Termination of Employment and Change-of-Control Arrangements," the Compensation Committee utilized KPMG LLP, in 1997, to analyze and review the competitiveness of executive pay. The review has provided the basis for recommendations and approvals with respect to the terms and provisions included in the current executive employment agreements.

     The 1998 base salaries for Eric J. Crown, Timothy A. Crown, Stanley Laybourne, Michael A. Gumbert and Branson M. Smith were set at $250,000, $250,000, $190,000, $215,000 and $155,000 respectively. Additionally, Messrs.
Crown, Crown and Laybourne are entitled to receive an incentive bonus, payable quarterly, during the two year agreement based on a percentage of the Company's net earnings (before deducting the incentive bonuses) and Messrs. Gumbert and Smith are entitled to receive an incentive bonus, payable quarterly, based on a percentage of net earnings (before deducting the incentive bonuses), of their respective subsidiaries, provided that (i) the Company's net earnings exceed stated minimums and (ii) in no event will the incentive bonuses exceed
(A) with respect to Messrs. Crown and Crown, 270% of their base salaries and (B) with respect to Mr. Laybourne 70% of his base salary.

CASH BONUSES AND RESTRICTED STOCK BONUSES

     Traditionally, the Company has viewed cash bonuses for executive officers as an opportunity to tie a portion of an executive officer's compensation to the financial performance of the Company. Additionally, the Company paid some of the bonuses due to the Company's Named Executive Officers with restricted stock instead of cash. These restricted stock shares vest quarterly over three years with the unvested shares being forfeited if the recipient is no longer an employee of the Company. Messrs. Crown, Crown and Laybourne received a cash bonus for the first quarter of 1998 and restricted stock for the remaining quarters of 1998. Messrs. Gumbert and Smith received cash for the first and second quarters and restricted stock for the third and fourth quarters. During calendar 1998, cash bonuses were earned by the Company's Named Executive Officers as follows: Eric J. Crown - $111,879; Timothy A. Crown - $111,879; Stanley Laybourne - $22,391; Michael A. Gumbert - $52,980; and Branson M. Smith
- $20,922. For 1998, the number of restricted stock shares earned by the Company's Named Executive Officers are as follows: Eric J. Crown - 19,218 shares; Timothy A. Crown - 19,218 shares; Stanley Laybourne - 3,844 shares; Michael A. Gumbert - 2,674 shares; and Branson M. Smith - 1,377 shares.

STOCK INCENTIVES

     In November 1994, the Company's Board of Directors adopted and the Company's private stockholders approved the 1994 Stock Option Plan (the "1994 Option Plan") under which incentive stock options and nonqualified stock options may be granted to executive officers, other key employees, nonemployee directors and consultants. In October 1997, the Company's Board of Directors adopted and the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the "LTIP") under which a variety of stock-based awards may be granted to officers, employees, directors, and consultants or independent contractors, including officers who are also directors of the Company and its subsidiaries. Stock-based compensation is viewed as a critical incentive component of the Company's overall executive compensation program because it directly ties an executive's compensation to the value realized by the Company's owners -- its stockholders -- and because it permits the Company to recruit and retain top talent.

     During calendar 1998, stock options to purchase a total of 573,750 shares of Company Common Stock were granted to the Company's Named Executive Officers as follows: Eric J. Crown - 168,750 shares; Timothy A. Crown - 168,750 shares; Stanley Laybourne - 90,000 shares; Michael A. Gumbert - 90,000 shares; and Branson M. Smith - 56,250 shares.

     All of the options granted during 1998 to Named Executive Officers provide that one-third of the options vest on each of the first three anniversaries of the date of grant, provided the optionee is still an employee of the Company at that time. A staged vesting was employed in order to provide incentive for the Company's key executives to remain at the Company for at least three years following the date of option grant to promote continuity of the Company's previously successful management team. All of the options were granted with an exercise price equal to the market value of the Company's Common Stock at the close of trading on the date of grant, thus serving to focus the optionee's attention on managing the Company from the perspective of an owner with an equity stake in the business.

SECTION 162(m)

     Section 162(m) of the Internal Revenue Code limits, to $1 million, the deductibility by a publicly held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee's intent to evaluate and, to the extent possible consistent with its other compensation objectives and overall compensation philosophy, take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation. Nevertheless, the Company may not be able to preserve deductibility of executive compensation recognized in connection with the exercise of certain options that have been granted to covered executive officers. Specifically, compensation resulting from the exercise of options granted to a covered executive officer under the 1994 Option Plan will not qualify for deductibility to the extent that the total of the base salary, bonuses and compensation from such option exercise received by any covered executive officer exceeds $1 million in any taxable year.



                            COMPENSATION COMMITTEE:

                                Larry A. Gunning
                               Robertson C. Jones

                          STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Retail Trade Index for the period commencing January 24, 1995 (the date on which trading in the Company's Common Stock commenced) and ended December 31, 1998. The graph assumes that $100 was invested on January 24, 1995 in Company Common Stock and in each of the two Nasdaq indices, and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on the Common Stock.

     Historical stock price performance shown on the graph is not necessarily indicative of future price performance.

                                                  Jan. 24,     Dec. 31,      Dec. 31,     Dec. 31,    Dec. 31,
                                                  --------     --------      --------     --------    --------
                                                   1995         1995          1996         1997         1998
                                                   ----         ----          ----         ----         ----
Insight Enterprises, Inc. Common Stock           $100.00        $120.48      $269.88      $531.33     $1,103.31

Nasdaq Stock Market U.S. Companies (Market       $100.00        $139.15      $171.12      $209.87     $  295.72
Index)

Nasdaq Retail Trade Stock (Peer Index)           $100.00        $112.54      $134.16      $157.63     $  191.66

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of these filing requirements were satisfied during the year ended December 31, 1998, except that (i) Eric J. Crown was one month late reporting a gift of 2,130 shares to a charitable organization, (ii) Dennis A. Faggioni was one month and three months late reporting a grant of options to acquire 60,000 shares and a grant of 1,500 shares of restricted stock, respectively, (iii) Michael A. Gumbert was three months late reporting a grant of 1,366 shares of restricted stock, (iv) Robert J. Armao was two months late reporting both a grant of options to acquire 60,000 shares and a grant of 22,500 shares of restricted stock, (v) Branson M. Smith was three months late reporting both a grant of 1,098 shares of restricted stock and a gift of 2,250 shares to a non-profit organization (vi) James D. Kebert was one month and three months late reporting a grant of options to acquire 2,813 shares and a grant of 3,000 shares of restricted stock, respectively, and (vii) James A. McCoy was 12 months late reporting a grant of options to acquire 2,813 shares.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.

                                                       SHARES OF COMMON STOCK
                                                        BENEFICIALLY OWNED(2)
                                                      -----------------------
NAME(1)                                               NUMBER OF
-------                                                SHARES          PERCENT
                                                       ------          -------
Eric J. Crown                                       1,910,218(3)          7.5%
Timothy A. Crown                                    1,808,510(4)          7.1%
Pilgrim Baxter & Associates                         2,082,967(11)         8.2%
AIM Management Group, Inc.                          2,049,225(12)         8.1%
Maverick Capital Limited                            1,481,250(13)         5.8%
Stanley Laybourne                                     102,145(5)          *
Michael A. Gumbert                                      6,994(6)          *
Branson M. Smith                                       23,597(7)          *
Larry A. Gunning                                        6,750(8)          *
Robertson C. Jones                                     18,563(9)          *
All directors and executive officers as a group     3,930,777(10)        15.4%
(9 persons)

-----------
       * Less than 1%

(1) The address of Messrs. Crown, Crown, Laybourne, Gumbert, Smith, Gunning and Jones is c/o Insight Enterprises, Inc., 6820 South Harl Avenue, Tempe, Arizona 85283.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company's knowledge the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Includes 337 shares beneficially owned by Mr. Crown's spouse and 5,624 shares subject to options exercisable within 60 days of the Record Date.

(4) Includes 5,624 shares subject to options exercisable within 60 days of the Record Date.

(5) Includes of 92,624 shares subject to options exercisable within 60 days of the Record Date.

(6) Includes of 5,627 shares subject to options exercisable within 60 days of the Record Date.

(7) Includes of 22,499 shares subject to options exercisable within 60 days of the Record Date.

(8) Consists of 6,750 shares subject to options exercisable within 60 days of the Record Date.


(9) Consists of 16,875 shares subject to options exercisable within 60 days of the Record Date and 1,688 shares held in the name of a family trust.

(10) Includes 185,623 shares subject to options exercisable within 60 days of the Record Date.

(11) Number of shares based on the stockholder's 13G filing for December 31, 1998. The address of Pilgrim Baxter & Associates is 825 Dupertail Road, Wayne, PA 19087.

(12) Number of shares based on the stockholder's 13G filing for December 31, 1998. The address of AIM Management Group, Inc. is P.O. Box 4333, Houston, TX 77210.

(13) Number of shares based on the stockholder's 13G filing for December 31, 1998. The address of Maverick Capital Limited is 8080 N. Central Expressway Suite 1, Dallas, TX 75206.

                                 PROPOSAL NO. 2

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


DESCRIPTION OF PROPOSED AMENDMENT

     The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to Article 4 of the Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") (i) to increase the total authorized number of shares of Common Stock, $.01 par value per share, from 30,000,000 to 100,000,000 and (ii) to increase the total authorized number of shares of Preferred Stock, $.01 par value per share, from 3,000,000 to 10,000,000. The Board of Directors determined that this amendment is advisable and directed that the proposed amendment be submitted to the stockholders for their approval at the Annual Meeting. The full text of the proposed amendment to the Certificate of Incorporation is set forth in Appendix A to this Proxy Statement. If adopted by the stockholders, the amendment would become effective upon filing of an appropriate certificate with the Secretary of State of the State of Delaware.

PURPOSES AND EFFECTS OF PROPOSED AMENDMENT

     The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 30,000,000 to 100,000,000 and the number of shares of Preferred Stock which the Company is authorized to issue from 3,000,000 to 10,000,000. The additional shares of Common Stock and Preferred Stock authorized by the proposed amendment would have the same rights and privileges as the shares of Common Stock and Preferred Stock currently authorized.

     At March 18, 1999, 25,533,064 shares of Common Stock were issued and outstanding, and 4,063,463 shares of Common Stock were reserved for issuance under the Company's stock option and benefit plans. Consequently, under certain circumstances, the Company may not be able to issue additional shares of Common Stock if necessary for mergers or acquisitions, financing transactions, stock splits in the form of stock dividends or for other corporate purposes without first obtaining the approval of its stockholders. The Company has split its Common Stock several times, most recently in the first quarter of 1999, by means of a stock dividend, resulting in the issuance of additional shares of Common Stock. The proposed increase in the number of authorized shares of Common Stock will afford the Company additional flexibility to take advantage of business and financial opportunities without the delay and expense of seeking stockholders' approval for the authorization of additional stock.


     Although no shares of Preferred Stock are issued and outstanding, the Company is seeking to increase the number of shares of authorized Preferred Stock in order to maintain the ratio of one share of authorized Preferred Stock for every ten shares of Common Stock and to afford the Company the additional flexibility referred to above.

     If this proposal is approved, all or any of the authorized shares of Common Stock and Preferred Stock may be issued without further action by the stockholders (unless such approval is required by applicable law or regulatory authorities) and without first offering such shares to the stockholders for subscription. Thus, the issuance of additional shares of Common Stock and Preferred Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders.

     Other than for the possibility of issuing new shares of Common Stock under the Company's stock option or benefit plans and under "earn-out" provisions pursuant to the Company's recent acquisitions, the Company has no present arrangements, commitments, understandings or pending negotiations for the issuance of additional shares of newly authorized Common Stock or Preferred Stock.

     The Company has not proposed the increase in the authorized number of shares of Common Stock and Preferred Stock with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

REQUIRED VOTE

     Approval of the proposal to increase the number of authorized shares of Common Stock and Preferred Stock by amending the Company's Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding on the Record Date. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Abstentions and broker non-votes will be counted as present or represented for purposes of determining both the presence or absence of a quorum. However, because shares represented by abstentions or broker non-votes are considered outstanding, as a practical matter abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000 AND THE TOTAL NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK TO 10,000,000.

                                 PROPOSAL NO. 3

                     AMENDMENTS TO INSIGHT ENTERPRISES, INC.
                          1998 LONG-TERM INCENTIVE PLAN

GENERAL

     At the Annual Meeting, the Company will seek stockholder approval of amendments (the "Amendments") to the Insight Enterprises, Inc. 1998 Long-Term Incentive Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance thereunder to 3,214,125 and to make certain other changes. The closing price for the Common Stock on March 17, 1999, as reported on Nasdaq, was $23.50.

     The Plan promotes the success and enhances the value of the Company by (i) linking the personal interests of participants to those of the Company's stockholders; (ii) providing participants with an incentive for outstanding performance; and (iii) providing flexibility in motivating, attracting, and retaining the services of officers, employees, directors, and consultants or independent contractors upon whose judgment, interest, and special effort the successful conduct of the Company's business is largely dependent.

     The Company's Board of Directors has approved, subject to stockholder approval, the Amendments to the Plan and has directed that the Amendments be submitted as a proposal for stockholder approval at the Annual Meeting. The Plan was originally adopted in October, 1997. A copy of the Amendments as proposed herein is set forth in Appendix B. The description of the Plan herein is qualified in its entirety by the actual text of such plan.

PLAN PROVISIONS

     The Plan authorizes grants of incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), performance shares, restricted stock and performance-based awards to officers, employees, directors, and consultants or independent contractors. A total of 1,875 individuals are currently eligible to participate in the Plan. The maximum number of shares of Stock that may be issued under the Plan as ISOs shall be 3,000,000.

     The Plan is administered by the Compensation Committee of the Board of Directors. Except as provided below, the Compensation Committee has the exclusive authority to administer the Plan, including the power to determine eligibility, the types of awards to be granted, the price and the timing of awards. The Plan does, however, provide that the Company's Chief Executive Officer has the authority to grant awards to any individual (other than the three highest-ranking executives of the Company) and provides further that any grant to an individual who is subject to Section 16 of the Securities Exchange Act of 1934 may not be exercisable for at least six months from the date of grant.

INCENTIVE STOCK OPTIONS

     ISOs are stock options that satisfy the requirements specified in Section 422 of the Internal Revenue Code, as amended (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the underlying stock at the date of the grant, the option must lapse no later than ten (10) years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

     An employee will not recognize taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value of the stock at the time of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code.

     If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date of exercise, such disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. If a disqualifying disposition occurs, the employee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the employee's gain on a disqualifying disposition, if any, is taxed as capital gain.

     The Company is not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except in the event of a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income realized by the employee.

NON-QUALIFIED STOCK OPTIONS

     A NQSO is any stock option other than an ISO. Such options are referred to as "non-qualified" because they do not meet the requirements of and are not eligible for the favorable tax treatment provided by Section 422 of the Code.

     If an employee is granted a NQSO, the grant itself typically does not produce any taxable income for the employee, and the Company is not entitled to a deduction at that time. On the date the NQSO is exercised, the employee recognizes ordinary income in an amount equal to the difference between the fair market value of the underlying stock at the date of exercise and the exercise price. The Company generally is entitled to a corresponding deduction in the same amount and in the same year in which the employee recognizes such income.

     When an employee sells the stock acquired upon the exercise of an NQSO, the employee recognizes capital gain equal to the difference between the sales price of the stock and the fair market value of the stock as of the date of the exercise. If the employee holds the stock for more than one (1) year following the exercise of the option, the gain is treated as long-term capital gain.


STOCK APPRECIATION RIGHTS

     An SAR is the right granted to an employee to receive the appreciation in the value of a share of Common Stock over a certain period of time. Under the Plan, the Company may pay that amount in cash, Common Stock, or a combination of both.

     If an employee receives the appreciation inherent in the SARs in cash, the cash is compensation income taxable to the employee. If the employee receives the appreciation in the form of Common Stock, the stock received is taxable to the employee in an amount equal to its fair market value. The Company is entitled to receive a deduction in an amount equal to that taxable to the employee in the year in which the employee recognizes taxable income with respect to the SAR.

PERFORMANCE SHARES

     Under the Plan, the Company may grant performance share units to an eligible employee. Typically, each performance share unit will be deemed to be the equivalent of one share of Common Stock. An award of a performance share does not entitle an employee to any ownership, dividend, voting, or other rights of a stockholder until distribution is made in Common Stock, if the award is paid in stock. The value of the employee's performance share units generally is measured by the fair market value of an equivalent number of shares of Common Stock. At the end of the performance period, if the employee has satisfied certain performance criteria established by the Compensation Committee, the employee will be entitled to a payment equal to the difference between the value of the performance share units on the date of grant and the value of such units at the end of the performance period. The award may be payable in cash, Common Stock, or property.

     An employee who has been granted a performance share award will not realize taxable income at the time of grant and the Company is not entitled to a deduction at that time. However, the employee will recognize income in the year the award is paid in an amount equal to the amount of cash and the fair market value of the Common Stock issued to the employee. The Company generally is entitled to a corresponding deduction at the same time.

RESTRICTED STOCK AWARDS

     Under the restricted stock feature of the Plan, an eligible employee may be granted a specified number of shares of the Company's Common Stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain goals. If the employee violates any of the restrictions during the period specified by the Compensation Committee or goals are not met, the stock is forfeited.

     In the year in which the applicable restrictions lapse or the applicable goal is satisfied, an employee will include in taxable income the excess of the fair market value of restricted stock received over the amount, if any, paid for the restricted stock. The Company is entitled to a corresponding deduction at the same time.

     Instead of postponing the tax consequences of a restricted stock award until the applicable restrictions lapse or until the applicable goal is satisfied, an employee may elect to include the fair market value of the stock in income in the year the award is granted by filing an appropriate election with the Internal Revenue Service within thirty (30) days of grant. This election is made under Section 83(b) of the Code.

PERFORMANCE-BASED AWARDS

     Grants of performance-based awards under the Plan enable the Compensation Committee to treat restricted stock and performance share awards granted under the Plan as "performance-based compensation" under Section 162(m) of the Code and preserve the deductibility of these awards for Federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are "covered employees," as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards.

     Participants for any given performance period are only entitled to receive payment for a performance-based award for such period to the extent that pre-established performance goals set by the Compensation Committee of the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Compensation Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the last day of the performance period in order to be eligible for a performance-based award for that period.

SECTION 162(m)

     Section 162(m) of the Code generally limits, to $1 million, the amount that can be deducted by a publicly-held corporation for compensation paid to any "covered employee" in any taxable year. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest paid employees of the corporation.

     Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be claimed by a publicly-held corporation without regard to amount, provided that among other requirements, such compensation is approved by the Company's stockholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming stockholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the date of the option grant. The Company currently anticipates that all options granted under the Plan will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant.

     Of the shares of Common Stock available for awards under the Plan, the maximum number that may be awarded annually to any one participant as awards of ISOs, NQSOs, performance shares, restricted stock, or any combination of each, is 225,000 shares.

     The maximum number of shares of Common Stock that may be awarded under performance-based awards during any performance period is 225,000. In the event the performance-based award is payable in cash, the maximum amount is determined by multiplying 225,000 (as adjusted for stock splits) by the fair market value of the Common Stock as of the date the performance-based award is granted.

CHANGE OF CONTROL

     In the event of a public tender for all or any portion of the Company's Common Stock, or in the event a proposal to merge, consolidate, or otherwise combine with another company is submitted to the Company's stockholders for approval, the ISOs or NQSOs previously granted under the Plan will be immediately exercisable.

     Upon the occurrence of a Change of Control (as defined in the Plan), all outstanding awards granted under the Plan shall become fully exercisable and all restrictions on outstanding awards shall lapse. The Plan defines a "Change of Control" to include (i) when the individuals who, at the beginning of any period of two years or less, constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election (or nomination) for each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period; (ii) a change of control through a transaction or series of transactions, such that any person (excluding affiliates of the Company as of October 30, 1997) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (iii) any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately before the merger have same proportionate ownership of Common Stock of the surviving corporation immediately after the merger; (iv) the stockholders' approval of any plan or proposal for the liquidation or dissolution of the Company; or (v) the sale or other transfer of substantially all of the assets of the Company to parties that are not within a controlled group of corporations in which the Company is a member.

AMENDMENT AND TERMINATION

     The Committee, subject to the approval of the Board, may terminate, amend or modify the Plan at any time; provided, however, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or rule.

     No termination, amendment, or modification of the Plan shall adversely affect in any material way any award previously granted under the Plan, without the written consent of the participant.

PLAN BENEFITS

     The following table sets forth grants of options made under the Plan during 1998 to (i) each of the Named Executive Officers identified above; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Grants under the Plan are made at the discretion of the Committee. Accordingly, future grants under the Plan are not yet determinable.

                          1998 LONG-TERM INCENTIVE PLAN


                                                                                   Weighted Average
                                                      Securities Underlying        Exercise Price of      Restricted Stock
Name and Position                                      Options Granted (#)        Options Granted ($)         Awards (#)
-----------------                                      -------------------        -------------------     -----------------
Eric J. Crown                                                168,750                    $ 17.81                    14,412
Chairman of the Board of Directors and Chief
Executive Officer

Timothy A. Crown                                             168,750                    $ 17.81                    14,412
President and Director

Stanley Laybourne                                             90,000                    $ 17.81                     2,883
Chief Financial Officer,
Secretary, Treasurer and Director

Michael A. Gumbert                                            90,000                    $ 17.81                     1,366
Chief Operating Officer of
Insight Direct USA, Inc.

Branson M. Smith                                              56,250                    $ 17.81                     1,098
Chief Operating Officer of
Direct Alliance Corporation

Executive Officer Group                                      757,500                    $ 17.49                    56,671


Non-Executive Director Group                                    -                          -                          -


Non-Executive Employee Group                               1,355,771                    $ 16.00                       -


 PROPOSED AMENDMENTS TO PLAN

     The Board of Directors has reviewed the number of shares currently remaining in the pool for the Plan and has determined that it is appropriate to increase the number of shares authorized for issuance under the Plan. As of March 18, 1999, (i) 254,620 shares have been issued upon exercise of options or as restricted stock and are included in the total number of shares of outstanding Common Stock and (ii) option grants representing 1,950,332 shares were outstanding under the Plan. Accordingly, there are only options to purchase 514,436 shares of Common Stock available under the Plan. The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the Plan. In addition, the maximum number of options that may be granted as ISOs is being increased to accommodate the proposed increase in the total number of shares authorized for issuance under the Plan. Therefore, the Board is proposing the Amendments to the Plan that would (i) increase the number of shares authorized for issuance under the Plan to 3,214,125 and (ii) increase the maximum number of options that may be granted as ISOs under the Plan to 3,000,000. The Amendments, if approved by stockholders, would be effective as of March 18, 1999, the date of the Board's approval of the Amendments.

     The Plan, prior to the Amendment, provides that for each year an additional one to four percent of the outstanding shares of Stock of the Company (in the Board's discretion) shall be reserved for issuance under the Plan, subject to quarterly increases to account for additional outstanding shares. The Amendment, in addition to increasing the number of shares authorized under the Plan, also provides that the Board may reserve additional shares of Stock for grant under the Plan (in its discretion) from time to time; provided, the aggregate number of shares of Stock reserved for grant under the Plan is limited to an amount such that the number of shares of Stock remaining available for grant under the Plan (and any other option plan sponsored by the Company) plus the number of shares of Stock granted but not yet exercised or cancelled (under the Plan and any other option plan sponsored by the Company) may not exceed twenty percent (20%) of the outstanding shares of Stock of the Company.

REQUIRED VOTE

     Approval of the Amendments to the Plan requires the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Abstentions will be counted as present or represented for purposes of determining both the presence or absence of a quorum and the number of shares entitled to vote on the proposal and as a practical matter will have the same effect as a vote AGAINST the proposal. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining the number of shares entitled to vote on the proposal. The practical effect of broker non-votes is to reduce the number of affirmative votes required to achieve a majority for the proposal by reducing the total number of shares from which the majority is calculated.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE AMENDMENTS TO THE 1998 LONG-TERM INCENTIVE PLAN.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The principal independent accounting firm utilized by the Company during the year ended December 31, 1998 was KPMG LLP, independent certified public accountants. KPMG LLP has audited the Company's financial statements annually since 1988. It is presently contemplated that KPMG LLP will be retained as the principal accounting firm to be utilized by the Company during 1999. A representative of KPMG LLP is expected to be present at the Annual Meeting for the purpose of responding to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than December 21, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than March 6, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Proposals should be addressed to the Secretary of the Company at 6820 South Harl Avenue, Tempe, Arizona 85283.

                                  OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by the proxies as the Board of Directors may recommend.


     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.


                                                   INSIGHT ENTERPRISES, INC.

                                                   /s/ Stanley Laybourne

March 31, 1999                                     Stanley Laybourne
                                                   Secretary, Treasurer
                                                   and Chief Financial Officer

                                   APPENDIX A

       ARTICLE 4 OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF INSIGHT ENTERPRISES, INC.

                           (AS PROPOSED TO BE AMENDED)

         4. Authorized Capital. The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock having a par value of $.01 per share (the "Common Stock") and 10,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock").

                  The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.



                  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                   (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) Any other relative rights, preferences and limitations of that series.

                                   APPENDIX B

                   AMENDMENT TO THE INSIGHT ENTERPRISES, INC.
                          1998 LONG-TERM INCENTIVE PLAN

                                  (AS PROPOSED)


         Insight Enterprises, Inc. (the "Corporation") previously adopted the Insight Enterprises, Inc. 1998 Long-Term Incentive Plan (the "Plan"). By this instrument, the Corporation desires to amend the Plan as set forth below.

         1. This Amendment shall amend only those provisions specified herein and those provisions not amended hereby shall remain in full force and effect.

         2. Section 5.1 of the Plan is hereby amended and restated in its entirety as follows:

                           "5.1. NUMBER OF SHARES. Subject to adjustment
                  provided in Section 13.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 3,214,125. In addition, the Board may reserve additional shares of Stock for grant under the Plan (in its discretion) from time to time; provided, the aggregate number of shares of Stock reserved for grant under the Plan shall be limited to an amount such that the number of shares of Stock remaining available for grant under the Plan (and any other option plan sponsored by the Company) plus the number of shares of Stock granted but not yet exercised (under the Plan and any other option plan sponsored by the Company) shall not exceed twenty percent (20%) of the outstanding shares of Stock of the Company. Notwithstanding the above, the maximum number of shares of Stock that may be issued under the Plan as ISOs shall be 3,000,000."

         3. This Amendment shall be effective as of the date adopted by the Corporation's Stockholders.

              APPENDIX TO INSIGHT ENTERPRISES, INC. PROXY STATEMENT
                  (FILED PURSUANT TO PROXY RULES, SCHEDULE 14A,
                             ITEM 10, INSTRUCTION 3)

                            INSIGHT ENTERPRISES, INC.
                          1998 LONG-TERM INCENTIVE PLAN
                           (AS AMENDED MARCH 18, 1999)

         ARTICLE 1         PURPOSE

         1.1 GENERAL. The purpose of the Insight Enterprises, Inc. 1998 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Insight Enterprises, Inc. (the "Company") by linking the personal interests of its officers, employees, directors, and consultants or independent contractors to those of Company stockholders and by providing its officers, employees, directors, and consultants or independent contractors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of officers, employees, directors, and consultants or independent contractors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to officers, employees, directors, and consultants or independent contractors.

         ARTICLE 2    EFFECTIVE DATE

         2.1 EFFECTIVE DATE. The Plan is effective as of October 30, 1997 (the "Effective Date").

         ARTICLE 3    DEFINITIONS AND CONSTRUCTION.

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Award" means any Option, Stock Appreciation Right,
            Restricted Stock Award, Performance Share Award, or
            Performance-Based Award granted to a Participant under the Plan.

                  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Change of Control" means and includes each of the
            following:

                           (1) When the individuals who, at the beginning of any period of two years or less, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

                           (2) A change of control of the Company through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934
         Act) directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                           (3) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of Stock immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                           (4) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                           (5) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) of which the Company is a member.

                  (e) "Code" means the Internal Revenue Code of 1986, as
            amended.

                  (f) "Committee" means the committee of the Board described in
            Article 4.

                  (g) "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

                  (h) "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

                  (i) "Fair Market Value" means, as of any given date, the fair market value of Stock or other property on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

                  (j) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (k) "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

                  (l) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

                  (m) "Option" means a right granted to a Participant under
         Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                  (n) "Participant" means a person who, as an officer, employee, director, and consultant or independent contractor of the Company or any Subsidiary, has been granted an Award under the Plan.

                  (o) "Performance-Based Awards" means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

                  (p) "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such

         Participant.

                  (q) "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants,
         (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or
         (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

                  (r) "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

                  (s) "Performance Share" means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

                  (t) "Plan" means the Insight Enterprises, Inc. 1998 Long-Term Incentive Plan, as amended from time to time.

                  (u) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

                  (v) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company.

                  (w) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

                  (x) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

                  (y) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         ARTICLE 4    ADMINISTRATION

         4.1 COMMITTEE. The Plan shall be administered by a Committee that is appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" under Code Section 162(m) and the regulations issued thereunder; provided, however that the Chief Executive Officer of the Company shall have the authority to grant Awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934 and to those individuals who are subject to Section 16 (other than the three highest ranking executives of the Company), provided that any grant to a
Section 16 insider shall not become exercisable for at least six months from the date of grant. When the Chief Executive Officer is acting to grant Awards under this Plan, solely for purposes of this Plan, the Chief Executive Officer shall be deemed to be acting as the Committee.

         4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                  (a) Designate Participants to receive Awards;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the
            number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting, or waive the forfeiture, of any Performance Based Awards;

                  (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (g) Decide all other matters that must be determined in connection with an Award;

                  (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

                  (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

                4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                ARTICLE 5    SHARES SUBJECT TO THE PLAN

                5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 13.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 3,214,125. In addition, the Board may reserve additional shares of Stock for grant under the Plan (in its discretion) from time to time; provided, the aggregate number of shares of Stock reserved for grant under the Plan shall be limited to an amount such that the number of shares of Stock remaining available for grant under the Plan (and any other option plan sponsored by the Company) plus the number of shares of Stock granted but not yet exercised (under the Plan and any other option plan sponsored by the Company) shall not exceed twenty percent (20%) of the outstanding shares of Stock of the Company. Notwithstanding the above, the maximum number of shares of Stock that may be issued under the Plan as ISOs shall be 3,000,000.

                5.2 LAPSED AWARDS. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

                5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

                5.4 LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 13.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during the Company's fiscal year shall be 100,000.

                ARTICLE 6    ELIGIBILITY AND PARTICIPATION

                6.1 ELIGIBILITY. Persons eligible to participate in this Plan include all officers, employees, directors, and consultants or independent contractors of the Company or a Subsidiary, as determined by the Committee, including employees who are also members of the Board.

                6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

                ARTICLE 7    STOCK OPTIONS

                7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                         (a) EXERCISE PRICE. The exercise price per share of
Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant Options (other than Incentive Stock Options) with an exercise price of less than Fair Market Value on the date of grant.

                         (b) TIME AND CONDITIONS OF EXERCISE. The Committee
shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                         (c) PAYMENT. The Committee shall determine the methods
by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

                         (d) EVIDENCE OF GRANT. All Options shall be evidenced
by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

                7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                         (a) EXERCISE PRICE. The exercise price per share of
Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

                         (b) EXERCISE. In no event, may any Incentive Stock
Option be exercisable for more than ten years from the date of its grant.

                         (c) LAPSE OF OPTION. An Incentive Stock Option shall
lapse under the following circumstances:

                                  (1) The Incentive Stock Option shall lapse ten
                years from the date it is granted, unless an earlier time is set in the Award Agreement.

                                  (2) The Incentive Stock Option shall lapse
                three months after the Participant's termination of employment, if the termination of employment was attributable to (i) Disability, (ii) Retirement, or (iii) for any other reason, provided that the Committee has approved, in writing, the continuation of any Incentive Stock Option outstanding on the date of the Participant's termination of employment.

                                  (3) If the Participant separates from
                employment other than as provided in paragraph (2), the Incentive Stock Option shall lapse seven (7) days following the Participant's termination of employment.

                                  (4) If the Participant dies before the Option
                lapses pursuant to paragraph (1), (2) or (3), above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) 12 months after the date of the Participant's death. Upon the Participant's death, any Incentive Stock Options exercisable at the Participant's death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

                         (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair
                Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by
                Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

                         (e) TEN PERCENT OWNERS. An Incentive Stock Option shall
                be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

                         (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of
                an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

                         (g) RIGHT TO EXERCISE. During a Participant's lifetime,
                an Incentive Stock Option may be exercised only by the Participant.

                ARTICLE 8    STOCK APPRECIATION RIGHTS

                8.1 GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                         (a) RIGHT TO PAYMENT.  Upon the exercise of a Stock
                Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                                  (1)  The Fair Market Value of a share of
                Stock on the date of exercise; over

                                  (2) The grant price of the Stock Appreciation
                Right as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

                         (b) OTHER TERMS. All awards of Stock Appreciation
                Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                ARTICLE 9 PERFORMANCE SHARES

                9.1 GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

                9.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant, provided that the time period during which the performance goals must be met shall, in all cases, exceed six months.

                9.3 OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                ARTICLE 10 RESTRICTED STOCK AWARDS

                10.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

                10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

                10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

                10.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

                ARTICLE 11  PERFORMANCE-BASED AWARDS

                11.1 PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify the Restricted Stock Awards under Article 10 and the Performance Share Awards under Article 9 as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 shall control over any contrary provision contained in Articles 9 or 10.

                11.2 APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

                11.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.

                11.4 PAYMENT OF PERFORMANCE AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance

Award for such Performance Period. Furthermore, a Participant shall be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

                In determining the actual size of an individual
Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

                11.5 MAXIMUM AWARD PAYABLE. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 100,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 100,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

                ARTICLE 12 PROVISIONS APPLICABLE TO AWARDS

                12.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

                12.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 12.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

                12.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

                12.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

                12.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

                12.6 BENEFICIARIES. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

                12.7 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

                12.8 TENDER OFFERS. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for stockholder approval, the Committee may in its sole discretion declare previously granted Options to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

                12.9 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine, except in the event that the surviving or resulting entity agrees to assume the Awards on terms and conditions that substantially preserve the Participant's rights and benefits of the Award then outstanding.

                ARTICLE 13 CHANGES IN CAPITAL STRUCTURE

                13.1 GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                ARTICLE 14 AMENDMENT, MODIFICATION AND TERMINATION

                14.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan.

                14.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

                ARTICLE 15 GENERAL PROVISIONS

                15.1 NO RIGHTS TO AWARDS. No Participant , employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

                15.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

                 15.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

                15.4 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

                15.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

                15.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                15.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

                15.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

                15.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                15.10 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

                15.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

                15.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

                15.13 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

                            INSIGHT ENTERPRISES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 13, 1999
                              3:00 P.M. LOCAL TIME

                         INSIGHT CORPORATE HEADQUARTERS
                             6820 SOUTH HARL AVENUE
                              TEMPE, ARIZONA 85283

Insight Logo

     INSIGHT ENTERPRISES, INC.
     6820 S. HARL AVENUE, TEMPE, AZ  85283                                PROXY


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 13, 1999.

The shares of stock you hold in your account will be voted as you specify.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing this proxy, you revoke all prior proxies and appoint ERIC J. CROWN and STANLEY LAYBOURNE, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      See reverse for voting instructions.

Company #
Control #


THERE ARE THREE WAYS TO VOTE YOUR PROXY:

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE - 800-240-6326 - QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

-    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - www.eproxy.com/nsit/ - QUICK *** EASY *** IMMEDIATE

-    Use the Internet to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Insight Enterprises, Inc. c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.





      If you vote by Phone or Internet, Please do not mail your Proxy Card
                            -- Please detach here --


      Share Amounts


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.  Election of Two Class II Directors:
       01   Larry A. Gunning              02  Robertson C. Jones
            / /                               / /
       Vote FOR                           Vote WITHHELD
                                          all nominees from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER OF THE NOMINEE IN THE BOX PROVIDED TO THE RIGHT.)


2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock, $.01 par value, from 30,000,000 to 100,000,000 and of Preferred Stock, $.01 par value, from 3,000,000 to 10,000,000
               / /           / /               / /
               For         Against           Abstain

3.   To approve amendments to the Company's 1998 Long-Term Incentive Plan
               / /           / /               / /
               For         Against           Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / / Planning to       Date:
                             attend Annual          ----------------------------
Indicate changes below:      Meeting?
                             Mark box / /
Address area


                                        Signature(s) in Box

                                        Proxy #                       Account #

                                        Please sign exactly as your name(s)
                                        appear on Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc. should
                                        include title and authority.
                                        Corporations should provide full name or corporation and title of authorized officer signing the proxy.